As Filed with the Securities and Exchange Commission on February 25, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

BioTelemetry, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-2568498
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

1000 Cedar Hollow Road, Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

2008 EQUITY INCENTIVE PLAN

2008 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Peter Ferola

Senior Vice President, General Counsel and Secretary

BioTelemetry, Inc.

1000 Cedar Hollow Road, Suite 102

Malvern, Pennsylvania  19355

(Name and address of agent for service)

(610) 729-7000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer ☒
Non-accelerated filer	☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value per share	6,945,618 shares	(2)	$56,388,189.26	$6,552.31
Common Stock, $0.001 par value per share	1,736,405 shares	(2)	$16,582,667.75	$1,926.91

(1)         An aggregate of 8,682,023 additional shares of the Registrant’s Common stock are registered hereby, consisting of 6,945,618 shares which may be issued under the Registrant’s 2008 Equity Incentive Plan (the “2008 EIP”) and (ii) 1,736,405 shares which may be issued under the Registrant’s 2008 Employee Stock Purchase Plan (the “2008 ESPP”).  Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2008 EIP and the 2008 ESPP by reason of any stock dividend, stock split, recapitalization, or any other similar transaction without receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s Common Stock.

(2)         Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h) of the Securities Act.  The price per share and aggregate offering prices for the shares registered hereby were calculated (i) with respect to 3,628,636 shares subject to outstanding stock option awards under the 2008 EIP, based on the weighted average exercise price of $6.81 per share and (ii) with respect to the remaining 3,316,982 shares issuable pursuant to the 2008 EIP and 1,736,405 shares issuable pursuant to the 2008 ESPP, based on the average of the high and low prices of the Registrant’s common stock as reported by The NASDAQ Stock Market on February 23, 2015, of $9.55 per share.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This registration statement (this “Registration Statement”) is being filed to register an additional 8,682,023 shares of the Registrant’s common stock of which (i) 6,945,618 shares may be offered or sold from time to time pursuant to the Registrant’s 2008 Equity Incentive Plan, as amended (the “2008 EIP”) and (ii) 1,736,405 shares may be offered or sold from time to time pursuant to the Registrant’s 2008 Employee Stock Purchase, as amended (the “2008 ESPP”).  Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8, File No. 333-149800, except for Items 3 and 8 which are being updated by this Registration Statement, filed with the Securities and Exchange Commission (the “Commission”) on September 6, 2013 registering 516,753 shares under the 2008 EIP, 238,000 shares under the ESPP, 1,721,114 shares under the Registrant’s 2003 Equity Incentive Plan and 142,500 shares under the Registrant’s 2008 Non-Employee Directors’ Stock Option Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission.  The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a)         The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the Commission on February 23, 2015;

(b)         The Registrant’s Current Reports on Form 8-K filed with the Commission on January 5, 2015; and

(c)          The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form S-4 filed with the Commission on April 22, 2013, as amended and declared effective by the Commission (File No. 333-188058), and all amendments and reports updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Malvern, State of Pennsylvania, on February 25, 2015.

BIOTELEMETRY, INC.

By:	/s/ Joseph H. Capper
Joseph H. Capper
President and Chief Executive Officer

Pursuant to the requirements of the Securities and Exchange Act of 1934, this report has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Joseph H. Capper	President and Chief Executive Officer (Principal Executive Officer)	February 25, 2015
Joseph H. Capper

/s/ Heather C. Getz	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 25, 2015
Heather C. Getz

/s/ Kirk E. Gorman	Director and Chairman	February 25, 2015
Kirk E. Gorman

/s/ Ronald A. Ahrens	Director	February 25, 2015
Ronald A. Ahrens

/s/ Anthony J. Conti	Director	February 25, 2015
Anthony J. Conti

/s/ Joseph A. Frick	Director	February 25, 2015
Joseph A. Frick

/s/ Rebecca W. Rimel	Director	February 25, 2015
Rebecca W. Rimel

/s/ Robert J. Rubin, M.D.	Director	February 25, 2015
Robert J. Rubin, M.D.

EXHIBIT INDEX

Exhibit
No.	Description

4.1	2008 Equity Incentive Plan (1)

4.2	2008 Employee Stock Purchase Plan (2)

5.1	Opinion of Greenberg Traurig, P.A.

23.1	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

(1)         Incorporated by reference to CardioNet, Inc.’s registration statement on Form S-1 and amendments thereto (File No. 333-145547).

(2)         Incorporated by reference to Exhibit 10.5 to CardioNet, Inc.’s registration statement on Form S-1 and amendments thereto (File No. 333-145547).